AMENDMENT TO OUTDOOR CHANNEL HOLDINGS, INC.

THOMAS D. ALLEN EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is entered into as of December 13, 2011 by and between Outdoor Channel Holdings, Inc. (the “Company”) and Thomas D. Allen (the “Executive”). Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in that certain Employment Agreement dated as of July 16, 2010 by and between the Company and the Executive (the “Agreement”).

WHEREAS, the Company and Executive desire to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties hereby agree as follows:

1. Amendment to the Agreement. The parties hereby agree to amend the Agreement as set forth below:

(a) Section 4(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

"Annual Incentive. For each of the Company’s fiscal years beginning in 2010 (prorated for 2010 at 60%), Executive will be eligible to receive annual cash incentives payable for the achievement of performance goals established by the CEO, after consultation and discussion with the Committee. During the Employment Term, Executive’s target annual incentive will be not less than fifty percent (50%) of Base Salary (“Target Annual Incentive”). Beginning in 2012, Executive’s Target Annual Incentive will be not less than sixty percent (60%). The actual earned annual cash incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s) are achieved or exceeded and will be adjusted for under- or over-performance.”

2. Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.

3. Miscellaneous Provisions.

(a) Governing Law and Arbitration. This Agreement will be governed by the laws of the state of California without regard for choice of law provisions of any state or other jurisdiction. The Parties agree that any and all disputes arising out of the terms of this Amendment will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a Single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in California, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules, except that such Arbitrator must have the qualifications set forth in this paragraph. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes, supplemented by the California Rules of Civil Procedure. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Amendment.

(b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY:

OUTDOOR CHANNEL HOLDINGS, INC.

/s/ Roger L. Werner, Jr.	Date: December 13, 2011

By: Roger L. Werner, Jr. Its: Chief Executive Officer EXECUTIVE:
/s/ Thomas D. Allen	Date: December 13, 2011

THOMAS D. ALLEN

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